EXHIBIT 99.1
NEWS RELEASE

INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt -- CFO..... (480) 792-7804
Gordon W. Parnell -- Vice President of Business Development and Investor Relations.....(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES SECOND QUARTER
FISCAL YEAR 2012 FINANCIAL RESULTS

▪	Net Sales of $340.6 Million, Down 9.1% Sequentially and Down 10.9% Year-Over-Year

▪	On a GAAP Basis: Gross Margin of 57.2%; Operating Income of $97.6 Million; Net Income of $79.3 Million; and EPS of 40 Cents Per Diluted Share

▪	On a Non-GAAP Basis: Gross Margin of 58.2%; Operating Income of $110.0 Million; Net Income of $92.6 Million; and EPS of 46 Cents Per Diluted Share

▪	Record 32-bit Revenue, Up 10.4% Sequentially

▪	Record Licensing Revenue of $22.0 Million

▪	84th Consecutive Quarter of Profitability

CHANDLER, Arizona - November 3, 2011 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2011 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended September 30, 2011
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$340.6		$340.6
Gross Margin	$195.0	57.2%	$198.3	58.2%
Operating Income	$97.6	28.7%	$110.0	32.3%
Other Expense including Gains/Losses on Equity Method Investment	$(7.3)		$(3.6)
Income Tax Expense	$11.0		$13.8
Net Income	$79.3	23.3%	$92.6	27.2%
Earnings per Diluted Share[2]	40 cents		46 cents

1	See the “Use of Non-GAAP Financial Measures” section of this release.

2	Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

Net sales for the second quarter of fiscal 2012 were $340.6 million, down 9.1% sequentially from net sales of $374.5 million in the immediately preceding quarter, and down 10.9% from net sales of $382.3 million in the prior year's second fiscal quarter. GAAP net income for the second quarter of fiscal 2012 was $79.3 million, or 40 cents

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 4807927200 FAX 4808999210

Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

per diluted share, down 20.1% from GAAP net income of $99.3 million, or 49 cents per diluted share, in the immediately preceding quarter, and down 24.3% from GAAP net income from continuing operations of $104.7 million, or 55 cents per diluted share, in the prior year's second fiscal quarter.

Non-GAAP net income for the second quarter of fiscal 2012 was $92.6 million, or 46 cents per diluted share, down 16.8% from non-GAAP net income of $111.4 million, or 55 cents per diluted share, in the immediately preceding quarter, and down 22.6% from non-GAAP net income of $119.6 million, or 63 cents per diluted share, in the prior year's second fiscal quarter. For the second quarter of fiscal 2012 and fiscal 2011, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other general and administrative expenses associated with acquisitions), losses on equity securities, and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 34.8 cents per share. The quarterly dividend is payable on December 5, 2011 to stockholders of record on November 21, 2011.

“Our September quarter results are consistent with what others in the industry have reported. The poor economic conditions are impacting the broader semiconductor industry as can be seen from the earnings reports over the past few weeks,” said Steve Sanghi, President and CEO. “The overall macroeconomic environment is weak and the Christmas build season did not materialize as expected during the quarter. We saw broad-based weakness across all sales channels in all geographies.”

Mr. Sanghi added, “We continue to invest in new products and technologies and believe we are well-positioned to gain market share in our strategic product lines as market conditions improve.”

“Our 32-bit microcontroller business demonstrated strong revenue growth in the September quarter and was up 10.4% on a sequential basis, and was up over 158% from the year-ago quarter to achieve a new record,” said Ganesh Moorthy, Chief Operating Officer.

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

“Our analog revenue was down only 0.7% sequentially which was significantly better than most of our industry peers. Our analog attach strategy is working well and we are continuing to gain market share in analog,” added Mr. Moorthy.

Mark Reiten, Vice President of Microchip's Licensing division commented, “Our licensing business achieved a new record in the September quarter producing $22 million in revenue, up 6.5% sequentially and up 27.3% over the year ago quarter. Our SuperFlash technology continues to be recognized as a best-in-class flash technology for embedded applications. We continue to expand the number of licensees that are using this technology at various wafer foundries, as well as fabs owned by integrated device manufacturers.”

Eric Bjornholt, Microchip's Chief Financial Officer, said, “Microchip's cash and investment balance at the end of the September quarter was $1.78 billion and grew by $58.1 million during the quarter. Microchip paid a dividend of $66.3 million in the September quarter and cumulative dividends paid have now exceeded $1.5 billion.”

“While the floods in Thailand have been devastating for its citizens and for many businesses, particularly those north of Bangkok, our two facilities located almost 50 miles east of Bangkok have continued to operate normally,” said Mr. Moorthy. “We have experienced sporadic issues with our supply chain, all of which have been mitigated by triggering our contingency plans and use of alternative sourcing. We continue to work to ensure the safety and well-being of all our employees, while supporting our customers' business needs.”

Mr. Sanghi concluded, “The macroeconomic conditions continue to be weak, but we believe that the shipment rates in December will be below the consumption rates of our customers. We expect the inventory burn-off to be largely over by the end of the December quarter and anticipate the December quarter to mark the bottom of this industry cycle for revenue, gross margin and earnings per share. We are modeling December quarter revenue to be flat to down seven percent. We expect the March 2012 quarter to be sequentially up in revenue, gross margin and earnings.”

Microchip's Recent Highlights:

•
Microchip announced the shipment of its 10 billionth PIC® microcontroller (MCU) to Samsung Electronics Co., Ltd. Microchip delivered this 10 billionth MCU, the 32-bit PIC32MX340F256, approximately 10 months after delivering its nine billionth.

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

•
Microchip continues to bring industry-leading innovation to the 8-bit MCU market, having just introduced several new low-cost and low-power microcontrollers with configurable logic and a high level of peripheral integration in 6- to 20-pin packages. These chips were awarded the Embeddy Hardware Best in Show at the Boston Embedded Systems Conference.

•
Microchip shipped 43,084 development systems during the September quarter, demonstrating the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,200,215.

•
In order to further speed customer designs, Microchip launched the Embedded Code Source, an application store for the embedded community that provides free software and firmware for PIC MCUs, along with the ability to rate and review each download. This interactive site includes free code from both Microchip and its large network of third-party developers, who are also available for expert advice and contract programming.

•
In the human-interface arena, Microchip introduced two new development tools. One enables the design of PIC32-based graphical user interfaces without an external graphics chip, while the other enables touch-screen development.

•
For the rapidly expanding global energy-metering market, Microchip and Kalkitech announced a certified DLMS software stack that enables the worldwide interoperability of smart meters that are based on its 16-bit PIC MCUs. Microchip also announced its first six-channel analog front end for three-phase energy metering. Finally, the Company unveiled a utility-band power-line soft-modem development kit, which enables low-cost communication and control in utility power meters, in-home energy monitoring, and the smart grid.

•
Microchip continued to grow its broad analog portfolio with lower-noise, auto-zero operational amplifiers for sensor, signal-conditioning and instrumentation applications. The Company also introduced a new family of voltage regulators, and a Wi-Fi® RF power amplifier.

•
To facilitate development with its 32-bit microcontrollers, Microchip introduced two new kits. One speeds the design of speech and audio recording/playback products, such as docks, and home and automotive sound systems. To further enable hobbyist and student development with the PIC32, Microchip and Digilent unveiled expansion boards and software libraries for their Arduino™-compatible chipKIT™ platform, along with a new online forum and wiki for chipKIT users.

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

•
In other award news, Microchip was selected as one of “Arizona's Most Admired Companies” for 2011 by Arizona Business Magazine and BestCompaniesAZ. Microchip earned the award based on its excellence in four categories-workplace culture, leadership excellence, corporate and social responsibility, and customer opinion.

Third Quarter Fiscal Year 2012 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Guidance
	GAAP	Non-GAAP Adjustments[1]	Non-GAAP[1]
Results from Continuing Operations:
Net Sales	$316.8 to $340.6 million		$316.8 to $340.6 million
Gross Margin[3]	55.4% to 55.9%	$3.5 to $3.7 million	56.5% to 57.0%
Operating Expenses[3]	29.1% to 29.6%	$9.8 to $10.6 million	26.0% to 26.5%
Other Income (Expense)	($4.8) million	$1.9 million	($2.9) million
Tax Rate	12.75% to 13.25%	$2.0 to $2.1 million	12.75% to 13.25%
Net Income	$66.7 to $75.5 million	$13.2 to $14.1 million	$79.9 to $89.6 million
Diluted Common Shares Outstanding[2]	203.1 million shares	0.7 million shares	202.4 million shares
Earnings per Diluted Share From Continuing Operations	33 to 37 cents	about 7 cents	40 to 44 cents

[1]	See the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip's inventory at December 31, 2011 is expected to be about flat to slightly up from the September quarter. This will enable us to continue to service our customers with very short lead times while allowing us to push out future capital expenditures. The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending December 31, 2011 are expected to be approximately $11 million. Capital expenditures for all of fiscal year 2012 are anticipated to be approximately $70 million. We are continuing to take actions to invest in the equipment needed to support the expected growth of our new products and technologies.

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

•	The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2011 quarter of $35 per share.

•	We expect net cash generation during the December quarter of approximately $75 million to $85 million prior to the dividend payment.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other general and administrative expenses associated with acquisitions), losses on equity securities, and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Tax events related to IRS settlements, the reinstatement of the R&D tax credit and other one-time tax events are non-recurring events in our business. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2011 quarter of $35 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$340,602	$382,271	$715,109	$739,396
Cost of sales	145,608	157,266	300,367	306,948
Gross profit	194,994	225,005	414,742	432,448

Operating expenses:
Research and development	45,383	43,720	90,681	84,250
Selling, general and administrative	51,991	57,584	109,581	114,796
Special charges	—	558	—	1,033
	97,374	101,862	200,262	200,079

Operating income	97,620	123,143	214,480	232,369
Losses on equity method investments	(13)	(43)	(74)	(95)
Other expense, net	(7,337)	(2,102)	(10,310)	(5,996)

Income from continuing operations before income taxes	90,270	120,998	204,096	226,278
Income tax provision	10,983	16,250	25,516	29,653

Net income from continuing operations	79,287	104,748	178,580	196,625

Discontinued operations:
Loss from discontinued operations before income taxes	—	(1,756)	—	(4,055)
Income tax benefit	—	(88)	—	(76)
Net loss from discontinued operations	—	(1,668)	—	(3,979)

Net income	$79,287	$103,080	$178,580	$192,646

Basic income per common share continuing operations	$0.42	$0.56	$0.94	$1.06
Basic income per common share discontinued operations	—	(0.01)	—	(0.02)
Basic net income per common share	$0.42	$0.55	$0.94	$1.04
Diluted income per common share continuing operations	$0.40	$0.55	$0.88	$1.03
Diluted income per common share discontinued operations	—	(0.01)	—	(0.02)
Diluted net income per common share	$0.40	$0.54	$0.88	$1.01
Basic common shares outstanding	190,809	186,303	190,461	185,922
Diluted common shares outstanding	200,199	190,704	202,383	190,388

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2011	2011
	(Unaudited)
Cash and short-term investments	$1,415,438	$1,243,496
Accounts receivable, net	142,409	181,202
Inventories	211,206	180,800
Other current assets	164,323	169,485
Total current assets	1,933,376	1,774,983

Property, plant & equipment, net	548,977	540,513
Long-term investments	359,980	464,838
Other assets	191,416	187,724

Total assets	$3,033,749	$2,968,058

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other current liabilities	$149,968	$200,272
Deferred income on shipments to distributors	144,185	140,044
Total current liabilities	294,153	340,316

Convertible debentures	351,371	347,334
Long-term income tax payable	65,040	58,125
Deferred tax liability	409,372	399,527
Other long-term liabilities	9,874	10,318

Stockholders' equity	1,903,939	1,812,438

Total liabilities and stockholders' equity	$3,033,749	$2,968,058

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Gross profit, as reported	$194,994	$225,005	$414,742	$432,448
Share-based compensation expense	1,608	1,743	3,007	3,708
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,709	3,369	3,418	9,279
Non-GAAP gross profit	$198,311	$230,117	$421,167	$445,435
Non-GAAP gross profit percentage	58.2%	60.2%	58.9%	60.2%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Research and development expenses, as reported	$45,383	$43,720	$90,681	$84,250
Share-based compensation expense	(3,556)	(3,025)	(6,969)	(6,192)
Non-GAAP research and development expenses	$41,827	$40,695	$83,712	$78,058
Non-GAAP research and development expenses as a percentage of net sales	12.3%	10.6%	11.7%	10.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Selling, general and administrative expenses, as reported	$51,991	$57,584	$109,581	$114,796
Share-based compensation expense	(4,320)	(4,157)	(8,532)	(8,476)
Acquisition-related intangible asset amortization and other costs	(1,137)	(2,211)	(2,687)	(4,871)
Non-GAAP selling, general and administrative expenses	$46,534	$51,216	$98,362	$101,449
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.7%	13.4%	13.8%	13.7%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Operating income, as reported	$97,620	$123,143	$214,480	$232,369
Share-based compensation expense	9,484	8,925	18,508	18,376
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	2,846	5,580	6,105	14,150
Special charge - SST severance costs	—	558	—	1,033
Non-GAAP operating income	$109,950	$138,206	$239,093	$265,928
Non-GAAP operating income as a percentage of net sales	32.3%	36.2%	33.4%	36.0%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Other expense, net, as reported	$(7,337)	$(2,102)	$(10,310)	$(5,996)
Convertible debt non-cash interest expense	1,866	1,706	3,671	3,355
Losses on equity securities	1,878	—	1,878	—
Non-GAAP other expense, net	$(3,593)	$(396)	$(4,761)	$(2,641)
Non-GAAP other expense, net, as a percentage of net sales	(1.1)%	(0.1)%	(0.7)%	(0.4)%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended September 30,		Six Months Ended September 30,

	2011	2010	2011	2010
Income tax provision, as reported	$10,983	$16,250	$25,516	$29,653
Income tax rate, as reported	12.2%	13.4%	12.5%	13.1%
Share-based compensation expense	1,226	1,114	2,394	2,276
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	137	147	321	417
Special charge - SST severance costs	—	31	—	57
Convertible debt non-cash interest expense	700	640	1,377	1,258
Losses on equity securities	704	—	704	—
Non-GAAP income tax provision	$13,750	$18,182	$30,312	$33,661
Non-GAAP income tax rate	12.9%	13.2%	12.9%	12.8%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010			Six Months Ended September 30, 2011	Six Months Ended September 30, 2010
	Consolidated Operations	Consolidated Operations	Continuing Operations	Discontinued Operations	Consolidated Operations	Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$79,287	$103,080	$104,748	$(1,668)	$178,580	$192,646	$196,625	$(3,979)
Share-based compensation expense, net of tax effect	8,258	7,811	7,811	—	16,114	16,100	16,100	—
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	2,709	5,598	5,433	165	5,784	16,421	13,733	2,688
Special charge - SST severance costs, net of tax effect	—	527	527	—	—	976	976	—
Convertible debt non-cash interest expense, net of tax effect	1,166	1,066	1,066	—	2,294	2,097	2,097	—
Losses on equity securities, net of tax effect	1,174	—	—	—	1,174	—	—	—
Non-GAAP net income (loss)	$92,594	$118,082	$119,585	$(1,503)	$203,946	$228,240	$229,531	$(1,291)
Non-GAAP net income (loss) as a percentage of net sales			31.3%				31.0%

Diluted net income (loss) per share, as reported	$0.40	$0.54	$0.55	$(0.01)	$0.88	$1.01	$1.03	$(0.02)
Non-GAAP diluted net income (loss) per share	$0.46	$0.62	$0.63	$(0.01)	$1.01	$1.21	$1.21	—
Diluted common shares outstanding Non-GAAP	199,537	189,470	189,470	189,470	201,761	189,097	189,097	189,097

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

Microchip will host a conference call today, November 3, 2011 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 10, 2011.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) November 3, 2011 and will remain available until 8:00 p.m. (Eastern Time) on November 10, 2011. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3242805.

Cautionary Statement:

The statements in this release relating to poor economic conditions impacting the semiconductor industry, the weak overall macroeconomic environment, continuing to invest in new products and technologies, being well-positioned to grow market share as market conditions improve, analog attach strategy working well, continuing to gain market share in analog, our SuperFlash technology continuing to be recognized as best-in-class, expanding the number of licensees using our SuperFlash technology, our two facilities near Bangkok continuing to operate normally, sporadic issues with our supply chain, our ability to continue to support our customers' business needs, our shipment rates in the December quarter, the December quarter marking the bottom of this industry cycle, expecting net sales to be flat to down seven percent sequentially, expecting the March 2012 quarter to be up sequentially in revenue, gross margin and earnings, continuing to bring industry-leading innovation to the 8-bit microcontroller market, continued strong interest in our products, our third quarter fiscal 2012 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income, diluted common shares outstanding, earnings per diluted share from continuing operations, inventory levels, capital expenditures for the December quarter and for fiscal 2012, inventory levels enabling us to service our customers with very short lead times and allowing us to push out future capital expenditures, investing in the equipment needed to support our expected growth, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes

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Microchip Technology Reports
Second Quarter Fiscal 2012
Financial Results

in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; our actual average stock price in the December 2011 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including the recent floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 3, 2011 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. chipKIT is a trademark of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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